SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 23, 2003.

FNANB CREDIT CARD MASTER TRUST

(Exact name of registrant as specified in its charter)

United States	333-88564	58-1897792
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

225 Chastain Meadows Court Kennesaw, Georgia	30144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-423-7900

Information to Be Included in the Report

Item 5. Other Events

The consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the years in the three-year period ended December 31, 2002, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. for the year ended December 31, 2002 (filed with the Securities and Exchange Commission, or “SEC”, on March 28, 2003, Commission File Number 1-10777), the unaudited consolidated financial statements of Ambac and its subsidiaries as of March 31, 2003 and for the periods ending March 31, 2003 and March 31, 2002, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2003 (which was filed with the SEC on May 15, 2003)

and the Current Reports on Form 8-K of Ambac Financial Group, Inc. filed with the SEC on January 24, 2003, February 28, 2003, March 4, 2003, March 20, 2003, March 26, 2003, March 31, 2003 and April 21, 2003, as they related to Ambac Assurance Corporation, are hereby incorporated by reference in (i) this Current Report on Form 8-K, (ii) the Registration Statement of FNANB Credit Card Master Note Trust (No. 333-88564) and (iii) the Final Prospectus Supplement dated May 21, 2003 relating to the $423,500,000 Class A Floating Rate Asset Backed Notes, Series 2003-A, to be issued by FNANB Credit Card Master Note Trust.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit	Description

23.1

Consent of KPMG LLP, dated May 23, 2003, with respect to the financial statements of Ambac Assurance Corporation and its subsidiaries included in the final prospectus supplement, dated May 21, 2003, relating to the $423,500,000 Class A Floating Rate Asset Backed Notes, Series 2003-A, to be issued by FNANB Credit Card Master Note Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNANB CREDIT CARD MASTER TRUST

By:	FIRST NORTH AMERICAN NATIONAL BANK, as Servicer
By:	/s/ PHILIP J. DUNN
Name:	Philip J. Dunn
Title:	Vice President

Date: May 23, 2003

EXHIBIT INDEX

Exhibit	Description

23.1

Consent of KPMG LLP, dated May 23, 2003, with respect to the financial statements of Ambac Assurance Corporation and its subsidiaries included in the final prospectus supplement, dated May 21, 2003, relating to the $423,500,000 Class A Floating Rate Asset Backed Notes, Series 2003-A, to be issued by FNANB Credit Card Master Note Trust.